SERVICE SCHEDULE
(3)LINK℠ GLOBAL WAVELENGTH SERVICE - IRU

This Service Schedule for (3)Link℠ Global Wavelength Service - IRU ("Service Schedule") is entered into this 17th day of August, 2005 ("Service Schedule Effective Date") by and between LEVEL 3 COMMUNICATIONS, LLC ("Level 3") and **WINSONIC HOLDINGS, INC.** ("Customer"). This Service Schedule is governed by and subject to the Master Service Agreement between the parties dated June 9, 2003 ("Agreement"), and is hereby incorporated into and made a part of the Agreement.

1. **Applicability**. This Service Schedule is applicable only where Customer orders- (3)Link℠ Global Wavelength Service on an IRU basis.

2. **Definitions**. Any capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

(A) "Deposit" shall mean an amount equal to twenty-five percent (25%) of the non-recurring IRU charge for any (3)Link℠ Global Wavelength Service purchased hereunder.

(B) "Direct Segment" shall mean each span between Termination Nodes on the Level 3 network along which the (3)Link℠ Global Wavelength Service will be delivered. The current Direct Segments are depicted in Exhibit "A" attached hereto.

(C) "Express Segment" shall mean certain pre-determined spans (each of which contains more than one Direct Segment) between Termination Nodes on the Level 3 network along which the (3)Link℠ Global Wavelength Service may be delivered. The current Express Segments are depicted in Exhibit "B" attached hereto.

(D) "IRU" shall mean an indefeasible (except as otherwise provided herein) right to use (3)Link℠ Global Wavelength Service purchased under this Service Schedule.

(E) "Termination Node" shall mean the locations within Level 3's Facilities or within Customer Premises in each of the cities in which termination is available. Each (3)Link℠ Global Wavelength Service shall contain two (2) Termination Nodes, the exact location of which will be set forth in the Customer Order. Termination Nodes are classified in the following types:

Type A: (3)Link℠ Global Wavelength Service is terminated to Customer provided fiber (CPF) within Level 3 facilities or to the colocation area of such Level 3 facilities. Termination of (3)Link℠ Global Wavelength Service to CPF is subject to additional terms and conditions to be mutually agreed between the parties.

Type B: (3)Link℠ Global Wavelength Service is terminated to the Customer Premises that is On-Net to the Level 3 network and does not require the deployment of additional optronics or equipment.

Type C: (3)Link℠ Global Wavelength Service is terminated to the Customer Premises that is On-Net to the Level 3 network, but requires the deployment of additional optronics or equipment.

(F) "Unprotected" shall mean any Service that does not include a protection scheme that would allow traffic to be re-routed in the event of a fiber cut or equipment failure. All (3)Link℠ Global Wavelength Service is Unprotected.

3. **Service Description**. (3)Link℠ Global Wavelength Service is a 2.5GB or 10GB (or greater, as agreed by the parties) transparent, Unprotected virtual channel(s) (or wavelength(s)) on the Level 3 network between two (2) Termination Nodes. Each (3)Link℠ Global Wavelength Service shall be composed of one or more Direct Segments and/or Express Segments.

4. **IRU Grant**.

(A) Commencing with the Service Commencement Date and continuing through the end of the Service Term, Level 3 will grant to Customer an indefeasible right of use pursuant to the terms and conditions of the Agreement and this Service Schedule in any (3)Link℠ Global Wavelength Service provided on an IRU basis as identified in a Customer Order submitted by Customer and accepted by Level 3.

(B) Upon the expiration of the initial Service Term respecting any (3)Link℠ Global Wavelength Service provided on an IRU basis, the IRU for the particular (3)Link℠ Global Wavelength Service shall revert to a month-to-month lease subject to the (3)Link℠ Global Wavelength Service Schedule executed between the parties (or if none, the then current standard version of Level 3's (3)Link℠ Global Wavelength Service Schedule shall apply), and the Service Term shall continue until terminated by either party upon thirty (30) days' prior written notice to the other party. The monthly recurring charges for the (3)Link℠ Global Wavelength Service under the month-to-month lease shall be based on Level 3's then current monthly recurring charges for (3)Link℠ Global Wavelength Service leases. Upon termination, all rights to the use of the (3)Link℠ Global Wavelength Service therein shall revert to Level 3 without reimbursement of any of the non-recurring IRU charge or other sums, costs, fees or expenses previously paid with respect thereto, and from and after such time Customer shall have no further rights or obligations hereunder with respect thereto unless such rights or obligations are specifically provided herein to survive the Service Term.

5. Charges.

(A) The charges for each (3)Link℠ Global Wavelength Service consist of three (3) components: (1) a non-recurring installation charge payable pursuant to Section 5(B); (2) a non-recurring IRU charge payable pursuant to Section 5(C); and (3) an annual recurring O&M charge payable pursuant to Section 5(D).

(B) For each (3)Link℠ Global Wavelength Service provided on an IRU basis, Customer agrees to pay to Level 3 the non-recurring installation charge set forth in the Customer Order applicable to such (3)Link℠ Global Wavelength Service. Such non-recurring installation charge shall be due (regardless of whether Level 3 issues an invoice) within five (5) days of Customer's receipt of the Customer Welcome Letter respecting such (3)Link℠ Global Wavelength Service.

(C) For each (3)Link℠ Global Wavelength Service provided on an IRU basis, Customer agrees to pay to Level 3 the non-recurring IRU charge set forth in the Customer Order applicable to such (3)Link℠ Global Wavelength Service. The Deposit for any purchase of (3)Link℠ Global Wavelength Service shall be due (regardless of whether Level 3 issues an invoice) within five (5) days of Customer's receipt of the Customer Welcome Letter; the balance of the non-recurring IRU charge shall be invoiced by Level 3 at the time that the Connection Notice for such (3)Link℠ Global Wavelength Service is delivered.

(D) (1) For each (3)Link℠ Global Wavelength Service provided on an IRU basis, Customer agrees to pay to Level 3, commencing with the applicable Service Commencement Date and continuing until the expiration of the applicable Service Term, an annual recurring O&M charge set forth in the Customer Order applicable to such (3)Link℠ Global Wavelength Service ("O&M Charge"). The O&M Charge is intended to cover the expenses of supplying power, operations and maintenance services necessary to continue effective availability of the (3)Link℠ Global Wavelength Service for the Service Term.

(2) The O&M Charge shall be increased on each anniversary of the Service Commencement Date by the increase, if any, in the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84 = 100), for the preceding twelve (12) month period. In the event such index shall cease to be computed or published, Level 3 may, in its reasonable discretion, designate a successor index to be used in determining any increase to the O&M Charge.

(3) The O&M Charge shall be invoiced annually (commencing on the Service Commencement Date and each year thereafter during the Service Term).

6. Interconnection.

(A) To use the (3)Link℠ Global Wavelength Service, Customer must provide to Level 3, at each Termination Node, a SONET or SDH-framed 2.5Gb or 10Gb (or greater, as applicable) signal as more particularly described in Level 3's standard Interconnection Specifications and Hand-off Requirements (available to Customer upon request) ("Traffic"), which Traffic will thereafter be delivered by Level 3, in like format, to the opposite and corresponding Termination Node. The demarcation point for the (3)Link℠ Global Wavelength Service shall be the Level 3 OSX or fiber termination panel at the Termination Node. Customer shall be solely responsible for providing all interconnection equipment used both to deliver to, or to accept Traffic from, Level 3 in the formats described above and for any and all protection schemes Customer chooses to implement respecting the Traffic. For a Termination Node at a location other than a Level 3 Gateway, Customer shall provide Level 3 with space and power (at no charge to Level 3), as reasonably requested by Level 3, for placement and operation of an OSX, fiber termination panel or other equipment within the Customer Premises.

(B) With respect to construction of Facilities to the Customer Premises and installation, maintenance and repair of Facilities within the Customer Premises, Customer shall provide Level 3 with access to and the use of Customer's entrance facilities and inside wiring, and/or shall procure rights for Level 3 allowing the placement of Facilities necessary for installation and delivery of the (3)Link℠ Global Wavelength Service to the Customer Premises. All costs associated with procuring and maintaining rights needed to obtain entry to the building (and the real property on which the building is located) within which the Customer Premises are located, and costs to procure and maintain rights within such building to the Customer Premises, shall be borne by Customer.

7. **Route Portability.**

(A) In the event that Customer purchases (3)Link[SM] Global Wavelength Service under an IRU with an initial Service Term of five (5) years or longer, Customer may, upon at least ninety (90) days' prior written notice to Level 3, terminate its use of such (3)Link[SM] Global Wavelength Service after the Service Commencement Date but prior to the end of the initial Service Term. Upon the effective date of such termination and following Customer's payment of all charges due under Section 5, Customer shall be entitled to a credit (the "Portability Credit") calculated as a percentage of the non-recurring IRU charge paid for such (3)Link[SM] Global Wavelength Service based on the number of months following the Service Commencement Date as set forth in the following table:

[illegible]	[illegible]	[illegible]	[illegible]
1	80%	16	53.3%
2	78.2%	17	51.7%
3	76.4%	18	50%
4	74.6%	19	48.3%
5	72.7%	20	46.7%
6	70.9%	21	45%
7	69.1%	22	43.3%
8	67.3%	23	41.7%
9	65.5%	24	40%
10	63.6%	25	38.3%
11	61.8%	26	36.7%
12	60%	27	35%
13	58.3%	28	33.3%
14	56.7%	29	31.7%
15	55%	30	30%

[illegible]	[illegible]	[illegible]	[illegible]
31	28.3%	46	7.5%
32	26.7%	47	6.3%
33	25%	48	5%
34	23.3%	49	5%
35	21.7%	50	5%
36	20%	51	5%
37	18.8%	52	5%
38	17.5%	53	5%
39	16.3%	54	5%
40	15%	55	0%
41	13.8%	56	0%
42	12.5%	57	0%
43	11.3%	58	0%
44	10%	59	0%
45	8.8%	60	0%

The Portability Credit shall be calculated based only on the non-recurring IRU charge paid for such (3)Link[SM] Global Wavelength Service and no portion of the non-recurring installation charge or the annual recurring O&M charge paid by Customer shall be refunded, rebated or credited. The Portability Credit shall be made available to Customer upon the effective date of termination of the applicable (3)Link[SM] Global Wavelength Service. Customer may thereafter use the Portability Credit as a credit against the non-recurring IRU charge otherwise applicable to Customer's purchases of additional (3)Link[SM] Global Wavelength Service under this Service Schedule for a minimum five (5) year IRU Service Term; provided, however, that (i) a maximum of fifty percent (50%) of the non-recurring IRU charge (including any Deposits, if due) for additional (3)Link[SM] Global Wavelength Service may be paid by application of any Portability Credit and/or Reconfiguration Credit (as defined in Section 8) and a minimum of fifty percent (50%) of the non-recurring IRU charge (or any Deposits, if due) for such (3)Link[SM] Global Wavelength Service must be paid in cash; and (ii) the Portability Credit must be used within two (2) years after termination of the (3)Link[SM] Global Wavelength Service for which the Portability Credit was granted. Any Portability Credit that is not applied against purchases of additional (3)Link[SM] Global Wavelength Service within such period shall be forfeited.

(B) This Section 7 sets forth Customer's sole right to terminate for convenience any (3)Link[SM] Global Wavelength Service. As such, the parties acknowledge and agree that Section 3.7 of the Agreement shall not apply to any (3)Link[SM] Global Wavelength Service provided on an IRU basis pursuant to this Service Schedule.

8. **Termination Node Portability.**

(A) In the event that Customer purchases (3)Link[SM] Global Wavelength Service under an IRU with an initial Service Term of fiv (5) years or longer, any time after the Service Commencement Date but prior to the end of the initial Service Term for such (3)Link[S Global Wavelength Service, Customer may either: (a) add a Termination Node at the end of any ordered Direct Segment or Expres Segment comprising the (3)Link[SM] Global Wavelength Service (effectively creating multiple (3)Link[SM] Global Wavelength Services fror a single (3)Link[SM] Global Wavelength Service); or (b) remove a Termination Node at the end of any (3)Link[SM] Global Wavelengt Service to consolidate multiple (3)Link[SM] Global Wavelength Services (effectively creating a single (3)Link[SM] Global Wavelength Servic out of two or more individual (3)Link[SM] Global Wavelength Services). Termination Nodes that have been added may not thereafter b removed pursuant to this Section. Customer acknowledges that when adding or removing Termination Nodes, Customer must add o remove Termination Nodes in increments of two (2) in order to maintain a Termination Node at each end of the resulting (3)Link[SM Global Wavelength Service(s). Customer may not add a Termination Node within any Express Segment ordered by it under this Section, which may only be accomplished pursuant to Section 7. For example, if Customer ordered an Express Segment betweer Dallas and Denver, Customer may not thereafter add Termination Nodes in Stratford, TX, under this Section; rather, in order to conver such Express Segment into Direct Segments, Customer would (pursuant to Section 3.3) trade in such Express Segment and receive the Portability Credit to be applied to its purchase of two (2) Direct Segments between Dallas and Stratford and between Stratford and Denver. Upon Customer's request for addition or removal of any Termination Nodes pursuant to this Section, the parties shall mutually agree upon a time period for completion.

(B) Customer agrees to pay, as compensation for the addition or removal of Termination Nodes, the then applicable non-recurring reconfiguration charge for each Termination Node added or removed along an existing (3)Link[SM] Global Wavelength Service.

(C) In addition to the applicable non-recurring reconfiguration charge, in the event Customer adds Termination Nodes, Customer agrees to pay a percentage of the then applicable non-recurring Termination Node charge for each additional Termination Node based on the number of months remaining in the applicable Service Term as set forth in the following table:

[illegible]	[illegible]	[illegible]	[illegible]
1	20.0%	16	46.7%
2	21.8%	17	48.3%
3	23.6%	18	50.0%
4	25.5%	19	51.7%
5	27.3%	20	53.3%
6	29.1%	21	55.0%
7	30.9%	22	56.7%
8	32.7%	23	58.3%
9	34.5%	24	60.0%
10	36.4%	25	61.7%
11	38.2%	26	63.3%
12	40.0%	27	65.0%
13	41.7%	28	66.7%
14	43.3%	29	68.3%
15	45.0%	30	70.0%

[illegible]	[illegible]	[illegible]	[illegible]
31	71.7%	46	92.5%
32	73.3%	47	93.7%
33	75.0%	48	95.0%
34	76.7%	49	95.0%
35	78.3%	50	95.0%
36	80.0%	51	95.0%
37	81.2%	52	95.0%
38	82.5%	53	95.0%
39	83.7%	54	95.0%
40	85.0%	55	100.0%
41	86.2%	56	100.0%
42	87.5%	57	100.0%
43	88.7%	58	100.0%
44	90.0%	59	100.0%
45	91.2%	60	100.0%

Such incremental non-recurring Termination Node charge shall be immediately due and owing.

(D) In the event Customer removes Termination Nodes from any (3)Link℠ Global Wavelength Service, Customer shall be entitled to a credit (the "Reconfiguration Credit") based on a percentage of the original Termination Node charge paid by Customer for such Termination Nodes being removed as part of the non-recurring IRU charge, the percentage for which shall be determined according to the table set forth in Section 7(A) above. The Reconfiguration Credit shall be calculated based only on the non-recurring Termination Node charge paid for such Termination Nodes and no other portion of the non-recurring IRU charge, non-recurring installation charge or Reconfiguration Price shall be refunded, rebated or credited. The Reconfiguration Credit shall be made available to Customer upon the effective date of removal of the applicable Termination Node. Customer may thereafter use the Reconfiguration Credit as a credit against the non-recurring IRU charge otherwise applicable to its purchases of additional (3)Link℠ Global Wavelength Service under this Service Schedule for a minimum five (5) year IRU Service Term; provided, however, that (i) a maximum of fifty percent (50%) of the non-recurring IRU charge (including any Deposits, if due) for additional (3)Link℠ Global Wavelength Service may be paid by application of any Reconfiguration Credit and/or Portability Credit (as defined in Section 7) and a minimum of fifty percent (50%) of the non-recurring IRU charge (or any Deposits, if due) for such (3)Link℠ Global Wavelength Service must be paid in cash; and (ii) the Reconfiguration Credit must be used within two (2) years after removal of the applicable Termination Node for which the Reconfiguration Credit was granted. Any Reconfiguration Credit that is not applied against purchases of (3)Link℠ Global Wavelength Service within such period shall be forfeited.

9. <u>Use of Capacity</u>.

(A) Level 3 reserves the right (but shall not be obligated) to transfer any (3)Link℠ Global Wavelength Service from one transmission system to another upon reasonable advance notice to Customer. Such transfer shall be effected in such a way as to minimize, to the extent reasonably possible, the extent and duration of any disruption in the operation of the (3)Link℠ Global Wavelength Service. If any planned transfer of the (3)Link℠ Global Wavelength Service from one transmission system to another will adversely affect Customer's schemes for system diversity along the particular route of the (3)Link℠ Global Wavelength Service between the Termination Nodes, Level 3 and Customer agree to work together so as to preserve, to the extent feasible, Customer's diversity requirements.

(B) Customer acknowledges and agrees that its rights are limited to the use of the (3)Link℠ Global Wavelength Service only, and that Customer shall keep the Level 3 network free from any liens, rights or claims of any third party attributable to Customer.

(C) Customer shall not use the (3)Link℠ Global Wavelength Service in a way which interferes in any way with or otherwise adversely affects the use of the Level 3 network by any other entity using the Level 3 network or capacity therein.

10. <u>Service Levels</u>.

(A) <u>Installation Service Level</u>. Level 3 will exercise commercially reasonable efforts to install any (3)Link℠ Global Wavelength Service on or before the Customer Commit Date specified for the particular (3)Link℠ Global Wavelength Service. This Installation Service Level shall not apply to Customer Orders that contain incorrect information supplied by Customer, Customer Orders that are altered at Customer's request after submission and acceptance by Level 3. In the event Level 3 does not meet this Installation Service Level for a particular (3)Link℠ Global Wavelength Service for reasons other than an Excused Outage, Customer will be entitled to a service credit off of the non-recurring IRU charge for the affected (3)Link℠ Global Wavelength Service as set forth in the following table:

[illegible]	[illegible]
1 – 10 business days	1%
11–30 business days	3%
31 business days or greater	5%

(B) Availability Service Level. In the event that any (3)Link℠ Global Wavelength Service becomes unavailable for reasons oth than an Excused Outage, Customer will be entitled to a service credit off of the annual O&M Charge (as defined in Section 5(C)) for t affected (3)Link℠ Global Wavelength Service based on the greater of:

(1) the MTTR for the unavailability event(s) for the affected (3)Link℠ Global Wavelength Service in a calendar month:

[illegible]	[illegible]	[illegible]
Less than 16 hours	Less than 6 hours	No Credit
≥ 16 and < 18 hours	≥ 6 and < 7 hours	2% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)
≥ 18 and < 22 hours	≥ 7 and < 8 hours	4% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)
≥ 22 and < 24 hours	≥ 8 and < 10 hours	6% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)
Over 24 hours	Over 10 hours	10% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)

The "MTTR for Fiber Cuts" and the "MTTR for Other Outages" shall be calculated seperately. Each MTTR will be calculated by taking the cumulative time to restore all applicable events of Unavailability on the affected (3)Link℠ Global Wavelength Service in a month divided by the total number of applicable events of unavailability on that (3)Link℠ Global Wavelength Service in the same month. As limited by this Section 10(B), Customer may be entitled to both "Fiber Cut" and "Other Outage" MTTR credits as set forth above;

OR

(2) the cumulative unavailability for the affected (3)Link℠ Global Wavelength Service in a calendar month:

Cumulative Unavailability	[illegible]
Less than 24 hours	No Credit
≥ 24 and < 30 hours	2% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)
≥ 30 and < 36 hours	4% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)
≥ 36 and < 42 hours	6% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)
Over 42 hours	10% of the annual O&M Charge (applicable to the affected (3)Link℠ Global Wavelength Service)

For purposes of this Section 10(B), "unavailable" or "unavailability" means the duration of a break in transmission measured from the first of ten (10) consecutive severely erred seconds ("SESs") on the affected (3)Link℠ Global Wavelength Service until the first of ten (10) consecutive non-SESs. An SES is a second with a bit error ratio of greater than or equal to 1 in 1000. The amount of credit granted under this Section 10(B) shall not exceed ten percent (10%) of the annual O&M Charge for the affected (3)Link℠ Global Wavelength Service during the applicable month. Credits provided under this Section 10(B) may be used against payment of the non-recurring IRU charge otherwise due for the purchase of any (3)Link℠ Global Wavelength Service, or may be offset against the next following annual recurring O&M charge due hereunder.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.

LEVEL 3 COMMUNICATIONS, LLC ("Level 3")

By ____________________

Name Michael J. Mooney

Title VP-Legal

WINSONIC HOLDINGS, INC. ("Customer")

By ____________________

Name Winston Johnson

Title Chairman / CEO

Exhibit "A"
Direct Routes

For U.S.:



For Europe:


United Kingdom
Hamburg (6)
Berlin (2)
Amsterdam (1)
Nederland
London (7)
Dusseldorf (4)
Deutschland
Brussels (3)
Belgique/Belgie
Frankfurt (5)
Luxembourg
Paris (9)
Munich (8)

Exhibit "B"
Express Routes


Chicago (16)
Cleveland (23)
New York (7)
Stratford (21)
Los Angeles (45)
Miami (30)

WDCSN Ring


Seattle
Portland
Sacramento
Oakland
San Francisco
San Jose
Fresno
San Luis Obispo
Santa Barbara
Los Angeles
Tustin
San Diego
San Bernardino
Las Vegas
Salt Lake City
Ogden
Phoenix
Tucson
Santa Teresa
Denver
Stratford
Omaha
Lincoln
Des Moines
Minneapolis
Kansas City
Tulsa
Oklahoma City
Fort Worth
Dallas
Bryan
Austin
San Antonio
Houston
New Orleans
Little Rock
Memphis
St. Louis
Springfield
Chicago
Milwaukee
Green Bay
Kalamazoo
Detroit
Indianapolis
Louisville
Nashville
Birmingham
Atlanta
Cincinnati
Columbus
Toledo
Cleveland
Akron
Pittsburgh
Buffalo
Toronto
Rochester
Syracuse
Albany
Montreal
Boston
Hartford
Stamford
Poughkeepsie
New York
Newark
Princeton
Philadelphia
Wilmington
Baltimore
Washington
Richmond
Chesapeake
Raleigh
Charlotte
Jacksonville
Orlando
Tampa
Miami
Winsonic Colo Market

	RTD - ms	Route miles
SJO-CHI	55.8	3501
CHI-NYC	20.2	1269
NYC-ATL	17.5	1099
ATL-DAL	19.6	1228
DAL-LAX	31.9	2000
LAX-SJO	7.3	461

WDCSN Two Rings, with Dallas-Chicago split

Reduces Estimated Downtime by approx 20%



Seattle
Portland
Oakland
San Francisco
San Jose
Sacramento
Fresno
San Luis Obispo
Santa Barbara
Los Angeles
Tustin
San Diego
San Bernardino
Las Vegas
Salt Lake City
Ogden
Phoenix
Tucson
Denver
Santa Teresa
Stratford
Minneapolis
Green Bay
Milwaukee
Kalamazoo
Chicago
Omaha
Des Moines
Lincoln
Kansas City
Springfield
St. Louis
Indianapolis
Tulsa
Oklahoma City
Fort Worth
Dallas
Bryan
Austin
San Antonio
Houston
Little Rock
Memphis
Nashville
Birmingham
Atlanta
New Orleans
Louisville
Cincinnati
Columbus
Toledo
Detroit
Cleveland
Akron
Pittsburgh
Buffalo
Rochester
Toronto
Syracuse
Montreal
Albany
Boston
Hartford
Stamford
Poughkeepsie
New York
Newark
Princeton
Philadelphia
Wilmington
Baltimore
Washington
Richmond
Chesapeake
Raleigh
Charlotte
Jacksonville
Orlando
Tampa
Miami
Winsonic Colo Market

	RTD - ms	Route miles
SJO-CHI	57.8	3,628
CHI-NYC	20.2	1,269
NYC-ATL	17.5	1,099
ATL-DAL	19.6	1,228
DAL-LAX	31.9	2,000
LAX-SJO	7.3	461
CHI-DAL x 2	20.5	1,284

WDCSN Two Rings, with Dallas-Kansas City split

Reduces Estimated Downtime by approx 35%



Seattle
Portland
Sacramento
Oakland
San Francisco
San Jose
Fresno
San Luis Obispo
Santa Barbara
Los Angeles
Tustin
San Diego
San Bernardino
Las Vegas
Salt Lake City
Ogden
Denver
Phoenix
Tucson
Santa Teresa
Stratford
Omaha
Lincoln
Des Moines
Minneapolis
Kansas City
Tulsa
Oklahoma City
Fort Worth
Dallas
Bryan
Austin
Houston
San Antonio
Green Bay
Milwaukee
Chicago
Springfield
St. Louis
Kalamazoo
Detroit
Toledo
Cleveland
Akron
Columbus
Indianapolis
Cincinnati
Louisville
Nashville
Memphis
Little Rock
Birmingham
Atlanta
New Orleans
Jacksonville
Orlando
Tampa
Miami
Charlotte
Raleigh
Richmond
Chesapeake
Washington
Baltimore
Wilmington
Philadelphia
Princeton
Pittsburgh
Newark
New York
Stamford
Hartford
Poughkeepsie
Boston
Albany
Syracuse
Rochester
Buffalo
Toronto
Montreal
Winsonic Colo Market

	RTD - ms	Route miles
SJO-KAC	45.6	2,862
CHI-NYC	20.2	1,269
NYC-ATL	17.5	1,099
ATL-DAL	19.6	1,228
DAL-LAX	31.9	2,000
LAX-SJO	7.3	461
CHI-KAC	10.2	640
KAC-DAL	10.3	649